UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No.   )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Rockwell Medical, Inc.

A copy of a press release is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

Rockwell Medical, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Information regarding the names and affiliations of individuals who are participants in the solicitation of proxies of the Company’s shareholders and their respective direct or indirect interests in the Company, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, including the schedules and appendices thereto, which was filed with the Securities and Exchange Commission (“SEC”) on April 21, 2017.  Investors and shareholders are strongly encouraged to read carefully the definitive proxy statement and the accompanying WHITE proxy card and any other documents filed by Rockwell Medical, Inc. with the SEC when they become available, as they will contain important information.  Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.  In addition, copies of the Company’s proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 or by calling toll-free 1-800-844-4725.

ROCKWELL MEDICAL SHAREHOLDERS EXPRESS SUPPORT
FOR THE ELECTION OF DAVID DOMZALSKI

Rockwell Medical Urges Shareholders to Vote “FOR” David Domzalski
and All Other Proposals on the WHITE Proxy Card

WIXOM, Michigan—May 9, 2017— Rockwell Medical, Inc. (NASDAQ:RMTI) today released several statements of support from shareholders in connection with the Company’s upcoming 2017 Annual Meeting of Shareholders (“Annual Meeting”) to be held on June 1, 2017.

Dianne Donaldson, a client of Richmond Brothers and a Rockwell investor, said the following:

"I am a Rockwell Medical shareholder and client of Richmond Brothers and David Richmond. I do not support the Richmond proxy fight, nor do I support the Richmond nominee to the board of directors of Rockwell. I support Rockwell Medical and will vote the white proxy card for its nominee."

Dr. John Crowley, MD, a long-term Rockwell Medical shareholder, sent the following statement to the Company:

“I’m a long-term shareholder of Rockwell Medical with approximately 750,000 shares.  I believe the Rockwell management team’s top priority is to build real shareholder value.  I believe David Domzalski is exactly the kind of director that Rockwell needs at this point in the Company’s evolution. He brings excellent pharma industry expertise that will strengthen the Board.  I voted for all of management’s proposals and David Domzalski on the Company’s white proxy card because I believe he has the experience and skills to be a better director for me and all Rockwell shareholders.  Rockwell will continue to benefit from having a cohesive team working together to bring about successful completion of the company's long-term objectives. It’s obvious that Mark Ravich simply has nothing to offer. I believe that Richmond Brothers offers a false narrative concerning their true intentions for seeking a position on the Rockwell board; their intentions are clearly suspect."

Greg Schwartz Jr., a Director of the investment advisory firm Gregory J. Schwartz & Co., sent Rockwell the following statement:

“I’m a long-term Rockwell shareholder and manage approximately 500,000 shares.  It’s clear that Rockwell management has shareholder value as their top priority.  Their candidate David Domzalski has the experience the Company needs and he will add more value and strengthen the Board.  Whereas, Mark Ravich has absolutely nothing of value to offer and would only be destructive to the Board, the Company and the shareholders. I voted for all of management proposals and David for Director on the Company’s white proxy card.”

The Rockwell Medical Board of Directors unanimously recommends shareholders vote on the WHITE proxy card today “FOR” David Domzalski, “FOR” each of the proposals listed in the proxy statement and “FOR” holding the “say on pay” advisory vote on executive compensation every THREE years.

All materials related to the Annual Meeting, including the Company’s proxy statement, can be found on the company’s website at www.rockwellmed.com.

VOTE TODAY “FOR” DAVID DOMZALSKI
ON THE WHITE PROXY CARD

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

48 Wall Street, New York, NY 10005
Call Collect: 212-269-5550 • Call Toll-Free: 800-844-4725
Email: Rockwell@dfking.com

VOTE ONLINE
Follow the instructions on your voting instruction form and follow the prompts

VOTE BY PHONE
Follow the instructions on your voting instruction form
Please have your control number available

VOTE BY MAIL
Sign and date the enclosed proxy card or voting instruction form and return it in the pre-paid envelope provided in this package

About Rockwell Medical
Rockwell Medical is a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products for the treatment of iron replacement, secondary hyperparathyroidism and hemodialysis.

Rockwell’s innovative drug Triferic is the only FDA approved therapy to replace iron and maintain hemoglobin in hemodialysis patients suffering from anemia. Triferic delivers iron to patients during their regular dialysis treatment, using dialysate as the delivery mechanism. Triferic has demonstrated that it safely and effectively delivers sufficient iron to the bone marrow and maintains hemoglobin, without increasing iron stores (ferritin). Rockwell intends to market Triferic to hemodialysis patients in the U.S. dialysis market and globally.

Rockwell’s FDA approved generic drug Calcitriol is for treating secondary hyperparathyroidism in dialysis patients. Calcitriol (active vitamin D) injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated parathyroid hormone levels. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy.  Rockwell intends to market Calcitriol to hemodialysis patients in the U.S. dialysis market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. As one of the two major suppliers in the U.S., Rockwell’s products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell has three U.S. manufacturing/distribution facilities.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of Triferic for indications outside of hemodialysis. Please visit www.rockwellmed.com for more information.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to sell and market Calcitriol and Triferic. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in Rockwell Medical’s SEC filings. Thus, actual results could be materially different. Rockwell Medical expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It
Rockwell Medical, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Information regarding the names and affiliations of individuals who are participants in the solicitation of proxies of the Company’s shareholders and their respective direct or indirect interests in the Company, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, including the schedules and appendices thereto, which was filed with the Securities and Exchange Commission (“SEC”) on April 21, 2017.  Investors and shareholders are strongly encouraged to read carefully the definitive proxy statement and the accompanying WHITE proxy card and any other documents filed by Rockwell Medical, Inc. with the SEC when they become available, as they will contain important information.  Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.  In addition, copies of the Company’s proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 or by calling toll-free 1-800-844-4725.
Triferic® is a registered trademark of Rockwell Medical, Inc.

Contact:
Michael Rice
LifeSci Advisors, LLC
646-597-6979

Proxy Solicitor Contact:
Richard Grubaugh
D.F. King & Co.
212-269-5550 or 1-800-844-4725